As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333- 09271

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Standard Microsystems Corporation
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2234952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Arkay Drive
Hauppauge, New York 11788

(Address of Registrant’s Principal Executive Offices)

Standard Microsystems Corporation 1996 Stock Option Plan
 (Full Title of the Plan)

Walter Siegel, Esq.
Standard Microsystems Corporation
80 Arkay Drive
Hauppauge, New York 11788
(631) 434-2904

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copy to:

Michael Albano, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY  10006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated file	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

On July 31, 1996, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-09271) (the “Form S-8”) registering a total of 1,000,000 shares of the Registrant’s common stock, par value $0.10 per share (the “Shares”), to be issued to participants under the Standard Microsystems 1996 Stock Option Plan (the “Plan”).

We are amending the Form S-8 because it included a typographical error on the cover page of the Form S-8.  The Plan was inadvertently referred to as the “1994 Director Stock Option Plan.”  In all other respects, the Form S-8 accurately referred to the Plan.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-09271) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on April 28, 2010.

STANDARD MICROSYSTEMS CORPORATION

By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 has been signed below by the following persons in the capacities indicated on the 28th day of April, 2010.

Signature	Title

/s/ Christine King	President and Chief Executive Officer
(Christine King)	(Principal Executive Officer)

/s/ Joseph S. Durko	Vice President, Corporate Controller and Chief Accounting Officer
(Joseph S. Durko)	(Principal Accounting Officer)

/s/ Kris Sennesael	Vice President and Chief Financial Officer
(Kris Sennesael)	(Principal Financial Officer)

/s/ Steven J. Bilodeau	Chairman
(Steven J. Bilodeau)

/s/ Timothy P. Craig	Director
(Timothy P. Craig)

/s/ Peter F. Dicks	Director
(Peter F. Dicks)

/s/ James A. Donahue	Director
(James A. Donahue)

/s/ Ivan T. Frisch	Director
(Ivan T. Frisch)

/s/ Andrew M. Caggia	Director
(Andrew M. Caggia)

/s/ Stephen C. McCluski	Director
(Stephen C. McCluski)

/s/ Dr. Kenneth Kin	Director
(Dr. Kenneth Kin)

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